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                                                                    Exhibit h(8)

                             Citi Tax Free Reserves
                                 21 Milk Street
                           Boston, Massachusetts 02109

                                 August 24, 2000

Citi Fiduciary Trust Company
388 Greenwich Street
New York, New York 10013

     Re: CitiFunds Tax Free Reserves - Transfer Agency and Service Agreement

Ladies and Gentlemen:

     This letter serves as notice that CitiFunds Tax Free Reserves (the "Fund") is added to the list of investment companies to which Citi Fiduciary Trust Company ("Citi Fiduciary") renders services as transfer agent pursuant to the terms of the Transfer Agency and Service Agreement dated as of October 1, 1999 (the "Agreement") between each of the investment companies listed on Schedule A thereto and Citi Fiduciary (formerly known as, "Smith Barney Private Trust Company").

     Please sign below to acknowledge your receipt of this notice adding the Fund as beneficiary under the Agreement.


                                            CITI TAX FREE RESERVES

                                            By:    Philip Coolidge
                                                   --------------------------
                                            Title: President
                                                   --------------------------

Acknowledgment:

CITI FIDUCIARY TRUST COMPANY

By:    [signature illegible]
       -----------------------------------
Title: Director Transfer Agency Operations
       -----------------------------------